EXHIBIT 99.1

Contact:
BioCryst Pharmaceuticals, Inc.
W. Randall Pittman, Chief Financial Officer
A. K. Schleusner, Director of Corporate Communications & Investor Relations
(205) 444-4600

FOR IMMEDIATE RELEASE

ORTHO-MCNEIL PHARMACEUTICAL, INC. AND THE R. W. JOHNSON
PHARMACEUTICAL RESEARCH INSTITUTE TO TERMINATE WORLDWIDE
INFLUENZA COLLABORATION

Birmingham, Alabama – April 30, 2001 – BioCryst Pharmaceuticals, Inc. (Nasdaq NM: BCRX) today announced Ortho-McNeil Pharmaceuticals, Inc. (Ortho-McNeil) and the R.W. Johnson Pharmaceutical Research Institute (RWJPRI), both Johnson & Johnson companies, gave four months prior notice of termination of the worldwide license agreement with BioCryst to develop and market products to treat and prevent viral influenza. The drug candidate, currently named RWJ-270201, is being tested in Phase III clinical trials in Europe, which are still blinded. Ortho-McNeil indicated that this business decision was not related to safety or efficacy of the drug, but that other of its drug development programs were of a higher priority.

Termination by Ortho-McNeil returns all rights to BioCryst’s proprietary influenza neuraminidase inhibitors back to BioCryst. During the four-month transition period, Ortho-McNeil is required to maintain any work in progress on the drug candidate. In addition, Ortho-McNeil will transfer to BioCryst any and all improvements, information, data and materials connected to the licensed product including, but not limited to, clinical and chemical data, regulatory filings, specifications and third party agreements.

“We are disappointed with the decision of Ortho-McNeil,” said Charles E. Bugg, Ph.D., Chairman and CEO of BioCryst. “However, as a result of this decision, we are preparing to move forward with further Phase III development of RWJ-270201 while we seek a new corporate partner to facilitate the final development and potential commercialization of this program.”

BioCryst will conduct a conference call, which is open to the public, at 11:00 am EDT on Monday, April 30. The conference call dial-in number is 1-800-589-4298, and the passcode number is 471674. The conference call will also be available by webcast on the Company’s investor relations website, www.biocryst.com.

For those unable to listen at the designated time, a conference call replay will be available following the call, from approximately 2:00 p.m. EDT on Monday, April 30 to midnight on Wednesday, May 2, 2001. The conference call replay can be heard by dialing 1-888-203-1112 and entering passcode number 471674. The webcast will also remain available for replay over BioCryst’s website until June 30, 2001.

Founded in 1986, BioCryst Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development of pharmaceuticals for the treatment of viral, inflammatory/autoimmune and cardiovascular diseases and disorders. BioCryst’s most advanced drug candidate, RWJ-270201 (formerly known as BCX-1812), is a neuraminidase inhibitor designed to treat and prevent viral influenza.

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These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, BioCryst’s plan to move forward with Phase III development of RWJ-270201; BioCryst’s ability to obtain a corporate partner to continue development and potential commercialization on acceptable terms, if at all; progress with respect to continuing Phase III development; and developments with respect to clinical trials and the regulatory approval process. Even if BioCryst continues certain Phase III clinical trials, we do not know when, if ever, it will complete all the required Phase III clinical trials, or when, if ever, it will receive FDA or foreign regulatory agency approvals for, or when, if ever, marketing of RWJ-270201 will begin. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include, without limitation, that we cannot assure you that the Company will be able to continue Phase III or future development, license its proprietary influenza neuraminidase to a new corporate partner to facilitate final development and potential commercialization, or that the agreement will be completed or have favorable terms; that research and testing will continue and or will result in future milestone or royalty payments; and no assurance as to timing by which an agreement will be signed, products will be cleared for marketing, that the compound currently under development will be safe or efficacious, or that required regulatory clearances can be obtained from the U.S. Food and Drug Administration. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, which identifies important factors that could cause the actual results to differ materially from those contained in the projections or forward-looking statements.

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